Exhibit 10.2

UNWIRED PLANET, INC.

2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(FOR RESTRICTED STOCK UNIT AWARDS – TIME-BASED VESTING)

Unwired Planet, Inc. (the “Company”), pursuant to its 2006 Stock Incentive Plan (as amended and currently in effect, the “Plan”), hereby provides notice (“Grant Notice”) of the grant to Participant of the number of restricted stock units set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement and the Plan, which are attached hereto and incorporated herein in their entirety.

Participant:	Michael Mulica
Grant Date:	February 14, 2013
Vesting Commencement Date:	February 14, 2013
Number of Restricted Stock Units:	300,000

Vesting Schedule:	The Award shall vest as to 150,000 restricted stock units on the first anniversary of the Grant Date and as to the remaining 150,000 restricted stock units on the second anniversary of the Grant Date.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company under the Plan and supersede all prior oral and written agreements on that subject.

UNWIRED PLANET, INC.		PARTICIPANT:

By:	/s/ Eric Vetter	/s/ Michael Mulica
Signature		Signature

Title:	Chief Financial Officer	Date:	February 14, 2013
Date:	February 19, 2013

ATTACHMENTS:    Restricted Stock Unit Agreement and 2006 Stock Incentive Plan.

Attachment I

Restricted Stock Unit Agreement

UNWIRED PLANET, INC.

2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(FOR RESTRICTED STOCK UNIT AWARDS – TIME-BASED VESTING)

Pursuant to the terms of the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”) (collectively, the “Award”), Unwired Planet, Inc. (the “Company”) grants you as an inducement for your acceptance of employment with the Company and in consideration for your services to the Company prior to the issuance of any shares of Common Stock as well as other benefits to the Company within the meaning of Section 152 of the Delaware General Corporation Law, restricted stock units pursuant to the Company’s 2006 Stock Incentive Plan (as amended and currently in effect, the “Plan”), subject to the restrictions and conditions contained herein. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1. GRANT OF UNITS. The Company hereby grants to you the aggregate number of restricted stock units (the “Units”) specified in your Grant Notice. Each Unit represents the right to receive one (1) share of Common Stock upon vesting.

2. PAYMENT; TAX WITHHOLDING. You shall, not later than the date on which the Award becomes a taxable event for Federal income tax purposes, pay to the Company any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The minimum tax withholding obligation shall be satisfied through a net issuance of shares. The Company shall withhold from shares of Common Stock to be issued to you a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the minimum tax withholding amount due.

3. VESTING. Subject to the limitations contained herein, the Units will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your employment with the Company and its Subsidiaries and Affiliates (“Termination”). A Termination shall be deemed to occur if you are an Employee on the date of grant (the “Grant Date”) and subsequently become a Consultant or Non-Employee Director. The unvested portion of your Award will expire upon Termination.

4. CONVERSION OF UNITS AND ISSUANCE OF SHARES. Upon each vesting date, one (1) share of Common Stock shall be issuable for each whole Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to you upon satisfaction of any tax withholding obligations pursuant to Section 2. Prior to the date upon which all Units have fully vested (the “Final Vesting Date”), any fractional Unit shall be carried forward to the next partial vesting date rather than being converted into a fractional Share. On each subsequent partial vesting date, including the Final Vesting Date, any fractional Units shall be aggregated into whole Units and such whole Units shall be converted pursuant to the terms hereof. Any fractional Unit remaining after the Award becomes fully vested shall be settled in cash and shall not be converted into a fractional Share. The number of Units subject to your Award shall be adjusted from time to time for changes in capitalization, as provided in the Plan.

5. SECURITIES LAW COMPLIANCE. You will not be issued any Shares upon the vesting of your Award unless the Shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

6. TRANSFERABILITY. None of the Units or any beneficial interest therein may be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, you may designate a beneficiary for the Shares that may be issuable upon the vesting of the Units, in the event of your death, by completing the Company’s approved beneficiary designation form and filing such form with the Company’s Human Resources Department. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors, and transferees.

7. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.

8. TAX CONSEQUENCES. You agree that you have had the opportunity to review with your own tax advisors the federal, state, local and foreign income and employment tax consequences of the grant to you of the Award and the vesting of the Award. You are relying solely on the advice of your own advisors and not on statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability as a result of the grant or vesting of your Award.

9. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effective upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

10. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

11. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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12. CHOICE OF LAW; GOVERNING LAW. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of laws rules. Notwithstanding the foregoing, with respect to matters affecting the Plan that are addressed by the General Corporation Law of the State of Delaware, the laws of the State of Delaware shall control, without regard to such state’s conflict of laws rules. You hereby agree to submit to the jurisdiction and venue of the courts of the State of California and Federal Courts of the United States of America located within the County of Santa Clara for all actions relating to the Units, the Shares, the Notice of Grant, this Agreement, or the Plan. You further agree that service may be made upon you in any such action or proceeding by first class, certified or registered mail, to the last address you provided to the Company.

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Attachment II

2006 Stock Incentive Plan